EXHIBIT 10.1

URON INC.
COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (the “Agreement”) is entered into as of November 29, 2007, by and among URON Inc., a Minnesota corporation (the “Company”), and Christopher Larson (the “Purchaser”).

RECITALS

WHEREAS, Purchaser desires to purchase shares of the Company’s common stock on the terms and conditions set forth herein; and

WHEREAS, the Company desires to issue and sell the Shares to Purchaser on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

SECTION 1. AGREEMENT TO SELL AND PURCHASE.

1.1 Authorization of Shares. On or prior to the Closing (as defined in Section 2.1 below), the Company shall have authorized the sale and issuance of the Shares (as defined below) to Purchaser.

1.2 Sale and Purchase. The Company hereby agrees to issue and sell 1,071,875 shares of Company common stock (the “Shares”) to Purchaser, and Purchaser agrees, to purchase from the Company at the Closing the Shares at a total purchase price of Five hundred Thousand Dollars ($500,000) (the “Purchase Price”), free and clear of all liens and other encumbrances.

SECTION 2. CLOSING, DELIVERY AND PAYMENT.

2.1 Closing. The closing of the sale and purchase of the Shares under this Agreement (the “Closing” ) shall take place, at such time or place as the Company and Purchaser may mutually agree but not later than December 31, 2007 (the date of such Closing is hereinafter referred to as the “Closing Date”).

2.2 Delivery. Within three days of the Closing, subject to the terms and conditions hereof and in addition to other items to be delivered pursuant to this Agreement, the Company will deliver to the Purchaser certificates representing the number of Shares to be purchased at the Closing by the Purchaser, against payment of the purchase price therefor by check or wire transfer made payable to the order of the Company.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

URON hereby represents and warrant as follows, each of which representations and warranties shall also be true as of the Closing:

3.1 As of the Closing, the Shares will, when so issued and delivered, constitute duly authorized, validly and legally issued, fully-paid, nonassessable shares of the Company’s capital stock, will not be issued in violation of any preemptive or similar rights and will be issued free and clear of all liens and encumbrances.

3.2 The Company has the corporate power to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by the Board of Directors of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforcement may be limited by applicable bankruptcy, insolvency or other laws affecting creditor’s rights generally or by legal principles of general applicability governing the availability of equitable remedies.

3.3 The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; has the corporate power to own, lease and operate its property and to carry on its business as now being conducted and is duly qualified to do business and in good standing to do business in any jurisdiction where so required except where the failure to so qualify would have no material adverse effect on the Company.

3.4 The Company has filed all federal, state, county and local income, excise, property and other tax, governmental and/or other returns, forms, filings, or reports, which are due or required to be filed by it prior to the date hereof and have paid or made adequate provision in the Company’s financial statements for the payment of all taxes, fees, or assessments which have or may become due pursuant to such returns, filings or reports or pursuant to any assessments received. The Company is not delinquent or obligated for any tax, penalty, interest, delinquency or charge and there are no tax liens or encumbrances applicable to either corporation.

3.5 The Company has complied with all of the provisions relating to the issuance of securities, and for the registration thereof, under the Securities Act, other applicable securities laws, and all applicable blue sky laws in connection with any and all of its stock issuances. There are no outstanding, pending or threatened stop orders or other actions or investigations relating thereto involving federal and state securities laws. All issued and outstanding shares of the Company’s capital stock were offered and sold in compliance with federal and state securities laws and were not offered, sold or issued in violation of any preemptive right, right of first refusal or right of first offer and are not subject to any right of recission.

3.6 The Company is and has been in compliance with, and the Company has conducted any business previously owned or operated by it in compliance with, all applicable laws, orders, rules and regulations of all governmental bodies and agencies, including applicable securities laws and regulations (including, without limitation, the Sarbanes Oxley Act of 2002) and environmental laws and regulations, except where such noncompliance has and will have, in the aggregate, no material adverse effect.

3.7 The Company has filed all required documents, reports and schedules with the SEC, the NASD and any applicable state or regional securities regulators or authorities (collectively, the “URON SEC Documents”). As of their respective dates, the Company’s SEC Documents complied in all material respects with the requirements of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the NASD rules and regulations and state and regional securities laws and regulations, as the case may be, and, at the respective times they were filed, none of the Company’s SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements (including, in each case, any notes thereto) of the Company included in the Company’s SEC Documents complied as to form and substance in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles (except as may be indicated therein or in the notes thereto) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the financial position of the Company as of the respective dates thereof and the results of its operations and its cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein).

3.8 The Company is in compliance with the requirements of the Sarbanes-Oxley Act of 2002 applicable to it as of the date of this Agreement. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosures controls and procedures to ensure that material information relating to the Company, is made known to the certifying officers by others within the Company, particularly during the period in which the Company’s Form 10-KSB or 10-QSB, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the date of its most recently filed periodic report (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal control over financial reporting (as such term is defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) or in other factors that could significantly affect the Company’s internal control over financial reporting. The Company’s auditors, at all relevant times, have been duly registered in good standing with the Public Company Accounting Oversight Board.

3.9 There are no legal, administrative, arbitral or other proceedings, claims, suits, actions or governmental investigations of any nature pending, or to the Company’s knowledge threatened, directly or indirectly involving the Company’s officers, directors or affiliates, including, but not limited to any stockholder claims or derivative actions, or challenging the validity or propriety of the transactions contemplated by this Agreement.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

Purchaser hereby represents and warrants to the Company as follows:

4.1 Requisite Power and Authority. Purchaser has all necessary authority under all applicable provisions of law to execute and deliver this Agreement Investment Document and to carry out the provisions contained herein. All actions on Purchaser’s part required for the lawful execution and delivery of this Agreement have been or will be effectively taken prior to the Closing. Upon its execution and delivery, this Agreement will be a valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (ii) general principles of equity that restrict the availability of equitable remedies.

4.2 Investment Representations. Purchaser understands that the Shares have not been registered under the Securities Act. Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act of 1933, as amended (the “Securities Act”) based in part upon Purchaser’s representations contained in the Agreement. Purchaser hereby represents and warrants as follows:

(a) Purchaser Bears Economic Risk. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless the Shares are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser understands that the Company has no present intention of registering, or obligation to register, the Shares. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Shares, under the circumstances, in the amounts or at the times each Purchaser might propose.

(b) Acquisition for Own Account. Purchaser is acquiring the Shares, for Purchaser’s own account for investment only, and not with a view towards their distribution.

(c) Purchaser Can Protect His Interest. Purchaser represents that by reason of his business or financial experience, Purchaser has the capacity to protect his own interests in connection with the transaction contemplated in this Agreement.

(d) Company Information. Purchaser has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

(e) Rule 144. Purchaser acknowledges and agrees that the Shares, must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the number of shares being sold during any three-month period not exceeding specified limitations.

(f) Accredited Investor. Purchaser is an accredited investor as that term is defined in Regulation D promulgated under the Securities Act.

4.3 No Breach. The execution, delivery and performance of this Agreement and the consummation by Purchaser of the transactions contemplated hereby, do not conflict with or result in any breach of any of the provisions of, constitute a default under, result in a violation of, result in the creation of any right of termination or acceleration or claim respecting the Shares or Purchaser; or require any authorization, consent, approval, exemption or other action by or notice to any third party or governmental body, or any indenture, mortgage, lease, loan agreement or other agreement or instrument by which the Purchaser is bound or affected, or any law, statute, rule, regulation, order, judgment or decree to which the Purchaser is subject.

SECTION 5. CONDITIONS TO CLOSING.

5.1 Conditions to Purchaser’s Obligations at the Closing. Purchaser’s obligation to purchase Shares at the Closing is subject to the satisfaction, at or prior to the Closing of the following conditions:

(a) Representations and Warranties True; Performance of Obligations. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects (except for such representations and warranties that are qualified as to materiality, material adverse effect or material adverse change which shall be true and correct in all respects) as of the Closing Date with the same force and effect as if they had been made as of the Closing Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

(b) Legal Investment. On the Closing Date, the sale and issuance of the Shares shall be legally permitted by all laws and regulations to which Purchaser and the Company are subject.

(c) Authorizations. The Company shall have obtained any and all consents, approvals, qualifications, orders or authorizations of, filings with, or notices to the Board of Directors, the shareholders of the Company and any governmental authority or any other third party, with the Company’s valid execution, delivery or performance of the offer, sale and issuance of the Shares.

5.2 Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Shares at the Closing Date is subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

(a) Representations and Warranties True. The representations and warranties made by Purchaser in Section 4 hereof shall be true and correct in all material respects at the Closing Date, with the same force and effect as if they had been made on and as of the Closing Date.

(b) Performance of Obligations. Purchaser shall have performed and complied with all agreements and conditions herein required to be performed or complied with by that Purchaser on or before the Closing Date.

SECTION 6. Survival.

All representations, warranties, covenants and agreements contained in this Agreement, or in any schedule, certificate, document or statement delivered pursuant hereto, shall survive (and not be affected in any respect by) the Closing, any investigation conducted by any party hereto and any information which any party may receive. Notwithstanding the foregoing, the representations and warranties contained in or made pursuant to this Agreement shall terminate on, and no claim or action with respect thereto may be brought after, the date that is 270 days after the Effective Date, except that (i) the representation and warranty under Section 4.2 shall survive for two years and (ii) claims for breaches of the representations, warranties and covenants hereunder and arising out of or related to the fraud or willful misconduct of any of the parties shall survive indefinitely.

SECTION 7. MISCELLANEOUS.

7.1 Governing Law; Waiver of Jury Trial. THIS AGREEMENT AND THE INVESTMENT DOCUMENTS SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF MINNESOTA AS SUCH LAWS ARE APPLIED TO AGREEMENTS BETWEEN MINNESOTA RESIDENTS ENTERED INTO AND PERFORMED ENTIRELY IN NEW YORK. THE PURCHASERS AND THE COMPANY HEREBY EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT, POWER, OR REMEDY UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE INVESTMENT DOCUMENTS OR UNDER OR IN CONNECTION WITH ANY AMENDMENT, INSTRUMENT, DOCUMENT, OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY INVESTMENT DOCUMENT, AND AGREE THAT ANY SUCH ACTION SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE TERMS AND PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

(a) Severability. If any provision of this Agreement is declared by any court or other Governmental Body to be null, void, or unenforceable, this Agreement shall be construed so that the provision at issue shall survive to the extent it is not so declared null, void, or unenforceable and all of the other provisions of this Agreement shall remain in full force and effect.

(b) Entire Agreement. This Agreement, together with all exhibits and schedules hereto attached, constitutes the entire agreement among the parties pertaining to the subject matter hereof and completely supersedes all prior or contemporaneous agreements, understandings, arrangements, commitments, negotiations, and discussions of the parties, whether oral or written, all of which shall have no substantive significance or evidentiary effect. Each party acknowledges, represents, and warrants that it has not relied on any representation, agreement, understanding, arrangement, or commitment that has not been expressly set forth in this Agreement. Each party acknowledges, represents and warrants that this Agreement is fully integrated and parol evidence is needed to reflect the intentions of the parties. The parties specifically intend that the literal words of this Agreement shall, alone, conclusively determine all questions concerning the parties’ intent.

(c) Notices. Unless otherwise expressly provided herein, all notices, requests, demands, instructions, documents, and other communications to be given hereunder by either party to the other shall be in writing, shall be sent to the address/fax number set forth below (provided that any party may at any time change its address for notice or other such information by giving written notice thereof in accordance with this Section), and shall be deemed to be duly given upon the earliest of (a) hand delivery, or (b) the first business day after sending by reputable overnight delivery service for next-day delivery.

If to URON:

Uron Inc.
Attention: Donald Miller
9449 Science Center Drive
New Hope, MN 55428

with a copy to:

Maslon Edelman Borman & Brand, LLP
Attention: Paul Chestovich
3300 Wells Fargo Center
90 South Seventh Street
Minneapolis, MN 55402
Fax: (612) 642-8305

If to a Purchaser:

Christopher Larson
2768 Tyndrum Avenue
Henderson, Nevada 89044

(d) Amendments; Waivers. This Agreement may not be amended or modified unless such amendment or modification is in writing and signed by all of the parties to this Agreement. The terms, covenants, representations, warranties, or conditions of this Agreement may only be waived in writing. Any waiver of any condition, or of the breach of any provision, term, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be or construed as a further or continuing waiver of any condition, or of the breach of any other provision, term, covenant, representation, or warranty of this Agreement.

(e) Successors and Assigns. The rights and obligations under this Agreement may not be assigned or delegated unless in writing executed by the parties hereto, and any attempted assignment or delegation without such prior written consent shall be void and of no force or effect. This Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties to this Agreement.

(f) Governing Law; Submission to Jurisdiction. This Agreement and all transactions contemplated hereby shall be governed by, and construed and enforced in accordance with, the laws of the State of Minnesota, and shall be treated in all respects as a State of Minnesota contract, without regard to any state’s laws related to choice or conflict of laws. The parties irrevocably agree and consent to the jurisdiction of the courts of the States of Minnesota and the federal courts of the United States sitting in such state for the adjudication of any matters arising under, or in connection with, this Agreement.

(g) Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by facsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile also shall deliver an original executed counterpart of this Agreement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

7.2 Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party shall be entitled to immediate injunctive relief or specific performance without bond or the necessity of showing actual monetary damages in order to enforce or prevent any violations of the provisions of this Agreement.

7.3 Indemnification. The parties shall indemnify each other for all damages, including reasonable costs of investigation and attorneys’ fees, arising from any breach of a representation, warranty or covenant hereunder.

7.4 Intentionally Omitted.

7.5 Reverse Stock Split. The Shares purchased hereunder shall not be affected by, and shall for all purposes be considered issued subsequent to, the effectuation of any stock combination (i.e., reverse stock split) of the Company in any way connected with a transaction involving the Company and Wyoming Financial Lenders, Inc., a Wyoming corporation. Accordingly, and to effectuate the intent of this Section, the Company may delay the book entry and issuance of the Shares (and corresponding certificates) until such time as it shall have effected such a stock combination (but in no event may such book entry and issuance be delayed more than six weeks after the Closing); provided, however, that if the Company’s shareholders shall, during the period of any such delay permitted by this Section, become entitled to vote or entitled to receive any distribution upon their shares of Company capital stock, the Company shall for all such purposes treat the Shares as issued and outstanding.

7.6 Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

7.7 Attorneys’ Fees. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

7.8 Restrictive Legend and Stop-Transfer Orders.

(a) Legend. Purchaser understands and agrees that the Company will cause the legend set forth below or a legend substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares, together with any other legends that may be required by state or federal securities laws, or by the Bylaws of the Company, or by any other agreement between Purchaser and the Company or between Purchaser and any third party:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.

(b) Stop-Transfer Instructions. Purchaser agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company will not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares have been so transferred.

IN WITNESS WHEREOF, the parties hereto have executed this COMMON STOCK PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:	URON INC.

By: /s/ Donald Miller
Name: Donald Miller
Title: Director

PURCHASER:	Christopher Larson
/s/ Christopher Larson